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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 18, 1996 (except for Notes 8 and 19, as to which the dates are October 31, 1996 and November 20, 1996, respectively), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-36479) and related Prospectus of Dan River Inc. for the registration of 6,700,000 shares of its common stock.

                                          /s/ Pugh & Company, P.C.
                                          Knoxville, Tennessee

                                          November 3, 1997